UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 16, 2015

(Date of earliest event reported)

Xplore Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52697 (Commission File Number)	26-0563295 (IRS Employer Identification No.)

14000 Summit Drive, Suite 900 Austin, Texas 78728 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of Motion Companies Business

On April 16, 2015, Xplore Technologies Corporation of America (the “Purchaser”), a wholly-owned subsidiary of Xplore Technologies Corp. (the “Company”), entered into a Foreclosure Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Motion Computing, Inc. (“Motion” or the “Borrower”), Motion Computing Pty, Ltd. (“Motion Aus”), Motion Computing Holding Company, Inc. (“Motion USA” and, together with Motion and Motion Aus, collectively, the “Motion Companies”) and Square 1 Bank, Motion’s senior secured lender (“Square 1”), pursuant to which the Purchaser agreed to purchase substantially all of the assets of the Motion Companies, including cash, cash equivalents, accounts receivable, inventory, equipment, personal property and other assets of the Motion Companies for an aggregate purchase price of approximately $9 million in cash, plus the assumption of approximately $7 million in liabilities, net of current assets, subject to the terms and conditions thereof (the “Motion Acquisition”). The assumed liabilities include accounts payable and obligations for service contracts and product warranties.

For the year ended December 31, 2014, Motion’s unaudited revenue was approximately $83 million, its unaudited gross margin percentage was approximately 25% and its unaudited net loss was approximately $7 million.

The closing of the Motion Acquisition occurred on April 17, 2015.

The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to and incorporates herein by reference the full text of the Purchase and Sale Agreement, which is attached hereto as Exhibit 2.1.

Square 1 Credit Agreement

On April 17, 2015, in connection with the consummation of the Motion Acquisition, the Company entered into a Loan and Security Agreement with Square 1 and the Purchaser (the “Square 1 Credit Agreement”) pursuant to which Square 1 agreed to provide revolving loans of up to an aggregate principal amount of $15 million. The Square 1 Credit Agreement has a two-year term. Payment and performance under the Square 1 Credit Agreement is secured by a first priority security interest in and to substantially all of the assets of the Company and the Purchaser. Pursuant to the Square 1 Credit Agreement, the loans will consist of formula revolving loans and non-formula revolving loans. The maximum amount of formula revolving loans outstanding at any one time cannot exceed the lesser of $15 million or 85% of eligible accounts. The maximum amount of non-formula revolving loans outstanding at any one time cannot exceed $4 million through April 16, 2016, and thereafter steps-down in $480,000 increments every three months until the cap reaches $2.08 million, which will be maximum allowable amount outstanding at any one time until the maturity date.

The interest rate on the loans is variable, and will be equal to the prime rate in effect from time to time, plus 1.25% per annum, provided that the interest rate on any day shall not be less than 4.5% per annum. As of April 17, 2015, the outstanding principal amount of loans drawn under the Square 1 Credit Agreement was approximately $9 million, which the Purchaser used to fund the cash portion of the purchase price of the Motion Acquisition.

The Square 1 Credit Agreement contains a financial covenant regarding liquidity, which is tested monthly. Failure to meet such covenant or the triggering of other events of default could result in acceleration of all payment obligations and the termination of the obligations of Square 1 to make loans and extend credit under the Square 1 Credit Agreement. The Square 1 Credit Agreement contains certain representations and warranties that must be made and certain other conditions that must be met for the Purchaser and the Company to cause Square 1 to make loans. The Square 1 Credit Agreement also contains customary affirmative and negative covenants, events of default and remedies upon default including acceleration.

On April 17, 2015, concurrently with its entry into the Square 1 Credit Agreement, the Purchaser terminated (the “Termination”) its Accounts Receivable Purchase Agreement with DSCH Capital Partners, LLC d/b/a Far West Capital, dated December 10, 2009, as amended (the “Far West Facility”). There were no borrowings under the Far West Facility immediately prior to Termination.

The foregoing description of the Square 1 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to and incorporates herein by reference the full text of the Square 1 Credit Agreement, which is attached hereto as Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Termination is hereby incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 17, 2015, the Purchaser acquired substantially all of the assets of the Motion Companies under the terms and conditions set forth in the Purchase and Sale Agreement. The information set forth in Item 1.01 hereof under “Acquisition of Motion Companies Business” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K under “Square 1 Credit Agreement” is incorporated herein by reference.

Item 8.01 Other Events

On April 16, 2015, the Company issued a press release announcing its entry into the Purchase and Sale Agreement and the Motion Acquisition. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 17, 2015, the Company issued a press release announcing the closing of the Motion Acquisition, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K, with respect to the Motion Acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K, with respect to the Motion Acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit No.	Description
2.1

Foreclosure Purchase and Sale Agreement dated April 16, 2015 between Xplore Technologies Corporation of America, Motion Computing, Inc., Motion Computing Pty, Ltd., Motion Computing Holding Company, Inc. and Square 1 Bank

10.1	Loan and Security Agreement dated April 17, 2015 between Xplore Technologies Corp., Xplore Technologies Corporation of America and Square 1 Bank
99.1	Press Release dated April 16, 2015 announcing the Motion Acquisition
99.2	Press Release dated April 17, 2015 announcing the closing of the Motion Acquisition

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Michael J. Rapisand Michael J. Rapisand Chief Financial Officer

Dated: April 17, 2015

EXHIBIT INDEX

Exhibit No.	Description
2.1

Foreclosure Purchase and Sale Agreement dated April 16, 2015 between Xplore Technologies Corporation of America, Motion Computing, Inc., Motion Computing Pty, Ltd., Motion Computing Holding Company, Inc. and Square 1 Bank

10.1	Loan and Security Agreement dated April 17, 2015 between Xplore Technologies Corp., Xplore Technologies Corporation of America and Square 1 Bank
99.1	Press Release dated April 16, 2015 announcing the Motion Acquisition.
99.2	Press Release dated April 17, 2015 announcing the closing of the Motion Acquisition